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                                                             Exhibit 16.1



                                                      ARTHUR ANDERSEN


                                                      Arthur Andersen LLP
                                                      Suite 5600
                                                      901 Main Street
                                                      Dallas, TX 75202-3799

                                                      Tel 214 741 8300

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


April 26, 2000


Dear Sir/Madam:


We have read paragraphs (a) through (e) of Item 4 included in the Form 8-K dated May 1, 2000 of Petro Stopping Centers, L.P. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


ARTHUR ANDERSEN LLP



By /s/ Arthur Andersen LLP
       Phillip R. Smith


VP


cc: Mr. David A. Appleby, Vice President of Finance and Treasurer Petro Stopping Centers, L.P.